UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  December 19, 2006
Critical Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50767 (Commission File Number)	04-3523569 (IRS Employer Identification No.)

60 Westview Street, Lexington, Massachusetts (Address of Principal Executive Offices)	02421 (Zip Code)
Registrant’s telephone number, including area code:  (781) 402-5700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-99.1 FORM OF RESTRICTED STOCK AGREEMENT

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory
                      Arrangements of Certain Officers.
2007 Salary Increases
On December 19, 2006, based on the recommendation of the Compensation Committee, our independent directors approved market adjustments and merit increases in the annual base salaries for our executive officers. Effective January 1, 2007, the annual base salary for Frank E. Thomas, who serves as our president and chief executive officer and acts as both our principal executive officer and principal financial officer, will increase from $325,000 to $345,000. Effective January 1, 2007, the annual base salary for Trevor Phillips, Ph.D., who serves as our chief operating officer and senior vice president of operations, will increase from $290,000 to $300,000.
Future Bonus Eligibility
On December 19, 2006, based on the recommendation of the Compensation Committee, our independent directors approved increases in the maximum annual cash bonuses payable to Mr. Thomas and Dr. Phillips under the employment agreement that we have entered into with each of these executive officers. Effective January 1, 2007, Mr. Thomas will be eligible for an annual maximum cash bonus for 2007 and each subsequent year of 40% of his annual base salary. Mr. Thomas is currently eligible for a maximum cash bonus of 35% of his 2006 annual base salary. Effective January 1, 2007, Dr. Phillips will be eligible for an annual maximum cash bonus for 2007 and each subsequent year of 35% of his annual base salary. Dr. Phillips is currently eligible for a maximum cash bonus of 30% of his 2006 annual base salary. Our Compensation Committee determines the actual amount of any annual bonus paid to our executive officers. The Compensation Committee may make actual cash bonus awards that may be greater or less than the annual maximum cash bonus based on overall corporate performance and individual performance. None of our executive officers is guaranteed any annual cash bonus.
Restricted Stock Awards
On December 19, 2006, based on the recommendation of the Compensation Committee, our independent directors approved the grant of restricted stock awards for shares of our common stock under our 2004 Stock Incentive Plan, as amended (the “Plan”), to our executive officers for a purchase price of $0.001 per share, subject to the terms of restricted stock agreements that we will enter into with our executive officers. We are granting 40,000 shares of common stock to Mr. Thomas and 35,000 shares of common stock to Dr. Phillips.
The restricted stock awards are being granted effective as of December 27, 2006, subject to the availability of a sufficient number of shares of common stock under the Plan as of the grant date. The shares of common stock subject to the awards will vest as to 50% of the shares on each of the first and second anniversaries of the grant date. Vesting will accelerate in accordance with the terms and conditions of each executive officer’s employment agreement.
The form of restricted stock agreement that we will enter into with our executive officers is filed as Exhibit 99.1 to this Current Report on Form 8-K, and we refer you to such exhibit for the complete terms of the agreement. The complete terms of the form of restricted stock agreement are incorporated herein by reference.

Item 8.01.     Other Events.
On December 21, 2006, we announced the appointment of Mr. Thomas as our chief executive officer. Mr. Thomas also will continue in his position as president. Mr. Thomas has served as our president since June 2006 and acts as both our principal executive officer and principal financial officer. Prior to June 2006, he served as our senior vice president of finance, chief financial officer and treasurer.
Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 26, 2006	CRITICAL THERAPEUTICS, INC.
	By:	/s/ Frank E. Thomas
Frank E. Thomas
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of Restricted Stock Agreement granted under 2004 Stock Incentive Plan, as amended